UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  October 22, 2010

BLACKSANDS PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-51427	20-1740044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25025 I-45 N., Ste. 410, The Woodlands, TX 77380
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 554-4491

Copy of correspondence to:

Marc J. Ross, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Donald Giannattasio

On October 22, 2010, the Board of Directors of Blacksands Petroleum, Inc. (the “Company”) appointed Donald Giannattasio as the Company’s new Chief Financial Officer, effective immediately.   The Company has not entered into an employment agreement with Mr. Giannattasio, however, the Board agreed to compensate Mr. Giannattasio at a salary of $10,000 per month, with a probationary term of six months, with a 30 day termination notice provision.

Since 1983, Mr. Giannattasio has been a partner is Seligson & Giannattasio, LLP, an accounting firm based in White Plains, New York.  He has been a certified public accountant since 1980.  Mr. Giannattasio graduated from Herbert H. Lehman College with a Bachelor of Science degree in Accounting in 1976.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSANDS PETROLEUM, INC.

Dated: October 28, 2010	BY:	/s/ DAVID DEMARCO
David Demarco Chief Executive Officer